PROMISSORY NOTE
TO
MRS. PHYLLIS L. BELL

$40,000.00	January 6, 2005

For value received, STAF TEK SERVICES, INC., of Tulsa, Oklahoma, (herein referred to as ‘maker’) promises to pay to the order of PHYLLIS L. BELL, (herein referred to as ‘payee’) on or before January 31, 2005, the principal sum of Forty Thousand and No/100 Dollars ($40,000.00), plus twelve and one-half percent (12 ½%) interest annually from this date to the maturity date of January 31, 2005.

Payment of this note shall be as follows: One lump sum payment of $40,000 plus $342.50 interest, totaling $40,342.50.

Maker may prepay this note in whole or in part without penalty or surcharge at any time prior to the maturity date.

The maker hereby severally waives presentment for payment, notice of nonpayment, protest and notice to protest, and aggress that extensions of the time for payment may be granted without notice. In case of legal proceedings to collect this note, maker agrees to pay all court costs including reasonable attorneys’ fees to payee as prevailing parties in the suit.

IN WITNESS WHEREOF, this agreement is signed this 6th day of January, 2005.

/s/ John H. Simmons
John H. Simmons, President, C.E.O.
StafTek Services, Inc.
4870 S. Lewis St., Ste. 250
Tulsa, Oklahoma 74105